Exhibits 5.1 and 23.2

May 1, 2026

Leidos Holdings, Inc.

1750 Presidents Street

Reston, Virginia 20190

Ladies and Gentlemen:

I am the General Counsel of Leidos Holdings, Inc. (the “Company”) and I am delivering the opinion in connection with a Registration Statement on Form S-8 (the “Registration Statement”), which the Company is filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of up to an aggregate of (i) 6,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Company Shares”), by the Company pursuant to the Leidos Holdings, Inc. 2026 Omnibus Incentive Plan (the “Plan”) and (ii) 5,000,000 Company Shares pursuant to the Leidos Holdings, Inc. 2026 Employee Stock Purchase Plan (the “ESPP”).

I have examined the Registration Statement and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, and the authenticity of the originals of such copies.

Based upon and subject to the foregoing, I am of the opinion that the issuance of Company Shares pursuant to the Plan and ESPP has been duly authorized and that, when issued and sold in accordance with the Plan, the ESPP and the Registration Statement, such Company Shares will be legally issued, fully paid, and nonassessable.

I hereby consent to the use of my name in the Registration Statement under Item 5 and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Daniel J. Antal
Daniel J. Antal
Executive Vice President and General Counsel